Exhibit 99
Piper Sandler Companies Reports Third Quarter 2022 Results;
Declares Quarterly Dividend of $0.60 Per Share
MINNEAPOLIS—October 28, 2022—Piper Sandler Companies (NYSE: PIPR), a leading investment bank, today announced its results for the third quarter of 2022.
"Results for the quarter demonstrate the benefits and durability of our diversified and scaled business as net revenues exceeded $330 million despite the ongoing challenging market backdrop," said Chad R. Abraham, chairman and chief executive officer. "We remain focused on our long-term growth, and in October, we closed on the acquisition of DBO Partners to grow our technology investment banking practice and further enhance our advisory business."

	Third Quarter 2022 Results
	U.S. GAAP			Adjusted (1)
(Dollars in millions, except per share data)	Q3	vs.	vs.	Q3	vs.	vs.
	2022	Q2-22	Q3-21	2022	Q2-22	Q3-21
Net revenues	$331.8	-6%	-26%	$335.4	-3%	-24%
Pre-tax margin	5.7%	-4.9pp	-11.3pp	17.3%	-0.2pp	-9.0pp
Net income applicable to Piper Sandler Companies	$14.5	-32%	-68%	$40.9	-7%	-51%
Earnings per diluted common share	$0.87	-31%	-68%	$2.32	-6%	-49%
(1)A non-U.S. GAAP ("non-GAAP") measure. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information." We believe that presenting our results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of our operating results across periods.

FINANCIAL & BUSINESS HIGHLIGHTS
•Revenues for the third quarter of 2022 were driven by solid performances across corporate investment banking and equity brokerage.
•Corporate investment banking revenues of $215 million for the third quarter of 2022 increased 8% on a sequential basis.
•Advisory services revenues were diversified across industry groups and increased 3% compared to the second quarter of 2022. Our energy & power franchise delivered one of its strongest quarters, leading to a record first nine months for the team.
•Corporate financing revenues for the third quarter of 2022 increased 37% sequentially driven by a brief window in August when equity new issue markets were more accommodating, and during the quarter we priced 20 deals, of which 18 were book run.
•Equity brokerage revenues of $53 million for the third quarter of 2022 represented our strongest quarter on record highlighting the benefits of our more scaled and diversified platform, including continued success from the acquisition of Cornerstone Macro. We are experiencing strong momentum across our platform, and our client votes and market share are increasing.

STRATEGIC UPDATES
•Continue to generate significant levels of cash to deploy to drive shareholder returns through acquisitions, dividends and share repurchases.
•During the first nine months of 2022, we repurchased approximately 1.4 million shares which more than offset the share count dilution from the 2022 annual stock grant as well as the acquisitions of Cornerstone Macro, Stamford Partners and DBO Partners.
•On October 7, 2022, we completed the acquisition of DBO Partners, an independent technology investment banking firm in the San Francisco Bay Area.
•Adds seven managing directors to our platform, and grows technology investment banking to over 50 professionals.
•Combination accelerates our growth in technology investment banking, which is a key strategic priority for us, and is a significant step towards building a market-leading technology franchise.

TALENT
•Expanded our healthcare investment banking franchise with the addition of one managing director covering healthcare services, and with the addition of DBO Partners, our current investment banking managing director headcount is 159, which is the largest in firm history.

CAPITAL
•Declared a quarterly cash dividend of $0.60 per share of common stock on October 28, 2022 to be paid on December 9, 2022 to shareholders of record as of November 23, 2022.
•During the third quarter of 2022, we repurchased approximately 199,000 shares, or $22 million, of the company's common stock at an average price of $108.63 per share.
•Returned an aggregate of $285 million to shareholders on a year-to-date basis through share repurchases and dividends paid.

U.S. GAAP SELECTED FINANCIAL DATA
The following summarizes our results on a U.S. GAAP basis.

	Three Months Ended					Nine Months Ended
(Dollars in thousands, except per share data)	Sept. 30,	June 30,	Sept. 30,	% Change vs.		Sept. 30,	Sept. 30,	%
	2022	2022	2021	Q2-22	Q3-21	2022	2021	Change
Revenues
Advisory services	$174,805	$169,660	$214,165	3%	-18%	$555,364	$615,682	-10%
Corporate financing	40,103	29,237	79,065	37%	-49%	88,526	297,602	-70%
Municipal financing	26,519	35,235	42,373	-25%	-37%	89,171	105,540	-16%
Investment banking	241,427	234,132	335,603	3%	-28%	733,061	1,018,824	-28%

Equity brokerage	52,685	51,375	34,062	3%	55%	153,865	112,169	37%
Fixed income services	37,026	53,567	56,037	-31%	-34%	145,350	183,248	-21%
Institutional brokerage	89,711	104,942	90,099	-15%	0%	299,215	295,417	1%

Interest income	5,454	4,536	1,485	20%	267%	13,846	5,215	166%
Investment income/(loss)	(2,190)	10,936	21,046	N/M	N/M	(4,328)	71,508	N/M

Total revenues	334,402	354,546	448,233	-6%	-25%	1,041,794	1,390,964	-25%

Interest expense	2,649	2,355	2,668	12%	-1%	7,205	8,144	-12%

Net revenues	$331,753	$352,191	$445,565	-6%	-26%	$1,034,589	$1,382,820	-25%

Non-interest expenses
Compensation and benefits	$232,966	$239,917	$301,859	-3%	-23%	$720,782	$907,439	-21%
Non-compensation expenses	79,885	75,114	67,996	6%	17%	222,108	202,744	10%
Total non-interest expenses	$312,851	$315,031	$369,855	-1%	-15%	$942,890	$1,110,183	-15%

Income before income tax expense	$18,902	$37,160	$75,710	-49%	-75%	$91,699	$272,637	-66%

Ratios and margin
Compensation ratio	70.2%	68.1%	67.7%			69.7%	65.6%
Non-compensation ratio	24.1%	21.3%	15.3%			21.5%	14.7%
Pre-tax margin	5.7%	10.6%	17.0%			8.9%	19.7%
Effective tax rate	43.2%	25.3%	31.1%			31.1%	24.9%

Net income applicable to Piper Sandler Companies	$14,532	$21,390	$45,721	-32%	-68%	$72,573	$165,001	-56%

Earnings per diluted common share	$0.87	$1.26	$2.68	-31%	-68%	$4.27	$9.81	-56%
N/M — Not meaningful

The following table summarizes additional business metrics for the periods presented.

	Three Months Ended					Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	% Change vs.		Sept. 30,	Sept. 30,	%
	2022	2022	2021	Q2-22	Q3-21	2022	2021	Change
Advisory services
Completed M&A and restructuring transactions	55	49	68	12%	-19%	158	176	-10%
Completed capital advisory transactions	17	22	31	-23%	-45%	66	100	-34%
Total completed advisory transactions	72	71	99	1%	-27%	224	276	-19%

Corporate financings
Total equity transactions priced	20	11	50	82%	-60%	35	169	-79%
Book run equity transactions priced	18	9	29	100%	-38%	29	108	-73%
Total debt and preferred transactions priced	7	10	16	-30%	-56%	28	41	-32%
Book run debt and preferred transactions priced	5	5	8	0%	-38%	17	20	-15%

Municipal negotiated issues
Aggregate par value of issues priced (in billions)	$3.4	$4.8	$5.3	-29%	-36%	$11.4	$13.4	-15%
Total issues priced	93	177	238	-47%	-61%	425	732	-42%

Equity brokerage
Number of shares traded (in billions)	2.6	2.8	2.0	-7%	30%	8.2	7.5	9%
Net revenues
For the third quarter of 2022, net revenues of $331.8 million decreased 6% compared to the second quarter of 2022 and 26% compared to the third quarter of 2021.
Investment banking revenues of $241.4 million for the third quarter of 2022 increased 3% compared to the second quarter of 2022 and decreased 28% compared to the third quarter of 2021.
•Advisory services revenues of $174.8 million for the third quarter of 2022 increased 3% compared to the second quarter of 2022 driven by a higher average fee. Advisory services revenues decreased 18% compared to the third quarter of 2021 driven by fewer completed transactions offset in part by a higher average fee. Performance during the current quarter was diversified across our industry groups. Our advisory pipelines are strong, however conversion of these pipelines continues to be impacted by the challenging market environment.
•Corporate financing revenues of $40.1 million for the third quarter of 2022 increased 37% compared to the second quarter of 2022 driven by more completed equity financings as we experienced a brief window during August when markets were more accommodating to capital raising. Revenues for the current quarter decreased 49% compared to the third quarter of 2021 which included robust levels of activity. Our performance during the quarter was led by both our healthcare and financial services teams. Overall, the market for equity capital raising continues to remain largely shut as the result of high levels of market volatility, declining valuations and a cautious investor outlook stemming from economic concerns.
•Municipal financing revenues of $26.5 million for the third quarter of 2022 decreased 25% compared to the second quarter of 2022 and 37% compared to the third quarter of 2021. Activity during the current quarter was primarily driven by our governmental business. Market conditions became more challenging during the quarter resulting from increased interest rates and volatility combined with weakened investor demand which drove a decline in market issuance and particularly lower refinancing activity.

Institutional brokerage revenues of $89.7 million for the third quarter of 2022 decreased 15% compared to the second quarter of 2022 and were flat compared to the third quarter of 2021.
•Equity brokerage revenues of $52.7 million for the third quarter of 2022 increased 3% compared to the second quarter of 2022 and 55% compared to the third quarter of 2021, and represent our strongest quarter on record. Volatility remained elevated during the current quarter driving increased client activity compared to the third quarter of 2021. In addition, compared to the year-ago quarter, our performance during the third quarter of 2022 reflects market share gains, highlighting the benefits of Cornerstone Macro on our platform.
•Fixed income services revenues of $37.0 million for the third quarter of 2022 decreased 31% compared to the second quarter of 2022 and 34% compared to the third quarter of 2021. Conditions became extremely challenging during the quarter stemming from the sharp increase in rates combined with interest rate volatility, which for us, resulted in muted client activity particularly among our depository clients.
Investment income/(loss) for the third quarter of 2022 was a loss of $2.2 million compared to income of $10.9 million for the second quarter of 2022 and $21.0 million for the third quarter of 2021. The current and prior periods include amounts attributable to noncontrolling interests. For the current and prior quarters, investment income or loss primarily related to the alternative asset management funds we manage.
Non-Interest Expenses
For the third quarter of 2022, non-interest expenses of $312.9 million were flat compared to the second quarter of 2022 and decreased 15% compared to the third quarter of 2021.
•Compensation ratio of 70.2% for the third quarter of 2022 increased compared to the second quarter of 2022 driven by reduced revenues from noncontrolling interests. The compensation ratio increased compared to the third quarter of 2021 as a result of lower net revenues as well as a shift in mix of business, offset in part by a decline in acquisition-related compensation expenses.
•Non-compensation expenses of $79.9 million for the third quarter of 2022 increased 6% compared to the second quarter of 2022 and 17% compared to the third quarter of 2021. Non-compensation expenses for the current quarter included acquisition-related restructuring and integration costs associated with consolidating office spaces in New York and London. In addition, compared to the year-ago quarter, marketing and business development expenses for the third quarter of 2022 were higher due to increased travel activity.
Pre-Tax Income
For the third quarter of 2022, pre-tax income of $18.9 million decreased compared to $37.2 million for the second quarter of 2022 and $75.7 million for the third quarter of 2021.
•Pre-tax margin of 5.7% for the third quarter of 2022 decreased compared to 10.6% for the second quarter of 2022 due to lower revenues from noncontrolling interests and higher acquisition-related non-compensation expenses. Pre-tax margin decreased compared to 17.0% for the third quarter of 2021 resulting from lower net revenues, a higher compensation ratio and increased non-compensation expenses.
Effective Tax Rate
For the third quarter of 2022, the effective tax rate of 43.2% increased compared to 25.3% for the second quarter of 2022 and 31.1% for the third quarter of 2021. The effective tax rate is impacted by the level of noncontrolling interests, the amount of non-deductible expense, and restricted stock awards vesting at values greater or less than the grant date price.
Net Income & Earnings Per Share
For the third quarter of 2022, we generated net income of $14.5 million, or $0.87 per diluted common share. Results for the current quarter decreased compared to the second quarter of 2022 and the third quarter of 2021 due to lower net revenues and pre-tax margin, as well as a higher effective tax rate.

NON-GAAP SELECTED FINANCIAL DATA
The following summarizes our results on an adjusted, non-GAAP basis.

	Three Months Ended					Nine Months Ended
(Dollars in thousands, except per share data)	Sept. 30,	June 30,	Sept. 30,	% Change vs.		Sept. 30,	Sept. 30,	%
	2022	2022	2021	Q2-22	Q3-21	2022	2021	Change
Adjusted net revenues
Advisory services	$174,805	$169,660	$214,165	3%	-18%	$555,364	$615,682	-10%
Corporate financing	40,103	29,237	79,065	37%	-49%	88,526	297,602	-70%
Municipal financing	26,519	35,235	42,373	-25%	-37%	89,171	105,540	-16%
Investment banking	241,427	234,132	335,603	3%	-28%	733,061	1,018,824	-28%

Equity brokerage	52,685	51,375	34,062	3%	55%	153,865	112,169	37%
Fixed income services	37,026	53,567	56,037	-31%	-34%	145,350	183,248	-21%
Institutional brokerage	89,711	104,942	90,099	-15%	0%	299,215	295,417	1%

Interest income	5,454	4,536	1,485	20%	267%	13,846	5,215	166%
Investment income/(loss)	(162)	2,762	13,593	N/M	N/M	(951)	28,720	N/M

Total revenues	336,430	346,372	440,780	-3%	-24%	1,045,171	1,348,176	-22%

Interest expense	1,024	730	450	40%	128%	2,330	1,422	64%

Adjusted net revenues	$335,406	$345,642	$440,330	-3%	-24%	$1,042,841	$1,346,754	-23%

Adjusted operating expenses
Adjusted compensation and benefits	$209,611	$216,787	$265,120	-3%	-21%	$652,519	$818,223	-20%
Adjusted non-compensation expenses	67,878	68,323	59,186	-1%	15%	196,672	173,298	13%
Adjusted operating expenses	$277,489	$285,110	$324,306	-3%	-14%	$849,191	$991,521	-14%

Adjusted operating income	$57,917	$60,532	$116,024	-4%	-50%	$193,650	$355,233	-45%

Adjusted ratios and margin
Adjusted compensation ratio	62.5%	62.7%	60.2%			62.6%	60.8%
Adjusted non-compensation ratio	20.2%	19.8%	13.4%			18.9%	12.9%
Adjusted operating margin	17.3%	17.5%	26.3%			18.6%	26.4%
Adjusted effective tax rate	27.4%	25.2%	27.2%			25.1%	26.3%

Adjusted net income	$40,858	$44,066	$82,814	-7%	-51%	$141,478	$256,862	-45%

Adjusted earnings per diluted common share	$2.32	$2.47	$4.55	-6%	-49%	$7.93	$14.08	-44%
N/M — Not meaningful
Throughout this press release, including the table above, we present financial measures that are not prepared in accordance with U.S. generally accepted accounting principles ("GAAP"). The non-GAAP financial measures include adjustments to exclude: (1) revenues and expenses related to noncontrolling interests, (2) interest expense on long-term financing, (3) amortization of intangible assets related to acquisitions, (4) compensation expenses from acquisition-related agreements, (5) acquisition-related restructuring and integration costs, and (6) the income tax expense allocated to the adjustments. The adjusted weighted average diluted shares outstanding used in the calculation of non-GAAP earnings per diluted common share contains an adjustment to include the common shares for unvested restricted stock awards with service conditions granted pursuant to all acquisitions since January 1, 2020. Management believes that presenting results and measures on this adjusted basis alongside U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods, and enhances the overall understanding of our current financial performance by excluding certain items that may not be indicative of our core operating results. The non-GAAP financial measures should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."

See page 3 for additional business metrics.
Adjusted Net Revenues
For the third quarter of 2022, adjusted net revenues of $335.4 million reflect a solid performance from corporate investment banking and record equity brokerage revenues. Adjusted net revenues decreased 3% compared to the second quarter of 2022 due to lower fixed income and municipal financing revenues which offset higher revenues from corporate investment banking. Adjusted net revenues decreased 24% compared to the strong third quarter of 2021 due to lower corporate investment banking revenues as well as lower fixed income and municipal financing activity, offset in part by increased equity brokerage revenues. For the third quarter of 2022, investment banking generated 72% of total adjusted net revenues and institutional brokerage generated 27%.
Adjusted Operating Expenses
For the third quarter of 2022, adjusted operating expenses of $277.5 million decreased 3% compared to the second quarter of 2022 and 14% compared to the third quarter of 2021.
•Adjusted compensation ratio of 62.5% for the third quarter of 2022 was consistent with 62.7% for the second quarter of 2022 and increased compared to 60.2% for the third quarter of 2021. The adjusted compensation ratio for the current quarter was higher compared to the prior year quarter as a result of lower adjusted net revenues and a shift in business mix.
•Adjusted non-compensation expenses of $67.9 million for the third quarter of 2022 were flat compared to the second quarter of 2022. Adjusted non-compensation expenses increased 15% compared to the third quarter of 2021 primarily resulting from increased marketing and business development expenses related to employee travel.
Adjusted Operating Income
For the third quarter of 2022, adjusted operating income of $57.9 million decreased 4% compared to the second quarter of 2022 and 50% compared to the third quarter of 2021.
•Adjusted operating margin of 17.3% for the third quarter of 2022 decreased slightly compared to 17.5% for the second quarter of 2022 due to lower adjusted net revenues. Adjusted operating margin decreased compared to 26.3% for the third quarter of 2021 driven by lower adjusted net revenues as well as a higher adjusted compensation ratio and adjusted non-compensation expenses.
Adjusted Effective Tax Rate
For the third quarter of 2022, the adjusted effective tax rate of 27.4% increased compared to 25.2% for the second quarter of 2022 driven by higher non-deductible expenses. The adjusted effective tax rate for the current quarter was essentially flat compared to the third quarter of 2021.
Adjusted Net Income & Adjusted Earnings Per Share
For the third quarter of 2022, we generated adjusted net income of $40.9 million, or $2.32 of adjusted earnings per diluted common share. Results for the current quarter decreased compared to the second quarter of 2022 and the third quarter of 2021 driven primarily by lower adjusted net revenues and adjusted operating margin.
CAPITAL
Dividends
On October 28, 2022, our Board of Directors declared a quarterly cash dividend on the company's common stock of $0.60 per share to be paid on December 9, 2022, to shareholders of record as of the close of business on November 23, 2022.
During the third quarter of 2022, we paid a quarterly cash dividend of $0.60 per share of common stock, for an aggregate of $9.2 million. For the first nine months of 2022, we returned an aggregate of $99.0 million, or $6.30 per share of common stock, to shareholders through quarterly cash dividends and a special cash dividend, which was paid in the first quarter of 2022.

Share Repurchases
During the third quarter of 2022, we repurchased approximately 199,000 shares, or $22 million of the company's common stock, at an average price of $108.63 per share. The majority of these shares were repurchased pursuant to our share repurchase authorizations.
During the first nine months of 2022, we repurchased approximately 1,245,000 shares of the company's common stock, at an average price of $129.95 per share, pursuant to our share repurchase authorizations. We also repurchased approximately 161,000 shares of the company's common stock, at an average price of $148.82 per share, from restricted stock award recipients selling shares upon the award vesting to meet their employment tax obligations. The aggregate amount of approximately 1,406,000 shares, or $185.8 million, was repurchased at an average price of $132.11 per share. These share repurchases more than offset the share count dilution from the 2022 annual stock grant as well as the completed acquisitions of Cornerstone Macro, Stamford Partners and DBO Partners.
ADDITIONAL INFORMATION

	Sept. 30,	June 30,	Sept. 30,
	2022	2022	2021
Human Capital
Full-time employees	1,797	1,802	1,669
Corporate investment banking managing directors	152	153	146

Shareholder Information (amounts in millions)
Common shareholders’ equity	$1,000.5	$996.6	$980.2

Common shares outstanding	13.7	13.8	14.1
Restricted shares outstanding	3.7	3.7	3.8
Total shares outstanding	17.4	17.5	17.9
Conference Call with Management
Chad R. Abraham, chairman and chief executive officer; Debbra L. Schoneman, president; and Timothy L. Carter, chief financial officer, will host a conference call to discuss the financial results on Friday, October 28, 2022, at 9 a.m. Eastern Time (8 a.m. Central Time). Participants can access the call by dialing 888 254-3590 (in the U.S.) or +1 773 305-6853 (outside the U.S.) and passcode number 8903198. Callers should dial in at least 15 minutes prior to the call time. The conference call will also be accessible as an audio webcast through the company's website at pipersandler.com, under Investor Relations, Financial Reports & Presentations. A replay of the conference call will be available as an audio webcast at the company’s website beginning approximately three hours after the event.
Investor Relations Contact
Tim Carter
Tel: 612 303-5607
investorrelations@psc.com
About Piper Sandler
Piper Sandler Companies (NYSE: PIPR) is a leading investment bank driven to help clients Realize the Power of Partnership®. Securities brokerage and investment banking services are offered in the U.S. through Piper Sandler & Co., member SIPC and NYSE; in Europe through Piper Sandler Ltd., authorized and regulated by the U.K. Financial Conduct Authority; and in Hong Kong through Piper Sandler Hong Kong Ltd., authorized and regulated by the Securities and Futures Commission. Alternative asset management and fixed income advisory services are offered through separately registered advisory affiliates.
© 2022 Piper Sandler Companies. Since 1895. 800 Nicollet Mall, Minneapolis, Minnesota 55402-7036

Cautionary Note Regarding Forward-Looking Statements
This press release and the conference call to discuss the contents of this press release contain forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are subject to significant risks and uncertainties that are difficult to predict. These forward-looking statements cover, among other things, statements made about the outlook for future periods for corporate advisory (i.e., M&A), capital markets, and public finance transactions (including our performance in specific sectors), current deal pipelines (or backlogs), economic, geopolitical, and market conditions (including the outlook for equity markets, investment banking transactions, CEO confidence, and the interest rate environment), the financial performance of recently completed transactions (i.e., DBO Partners, Stamford Partners LLP, and Cornerstone Macro), areas of potential growth and market share gains for the company, our recruiting pipeline, the state of our equity and fixed income brokerage businesses, anticipated financial results for future periods (including expectations regarding revenue levels, non-compensation expenses, effective tax rate, compensation ratio, compensation and benefits expense, operating margins, return on equity, and earnings per share), our strategic priorities, the payment of our quarterly and special dividends to our shareholders, our share repurchase program, the expected benefits and integration of our recently completed acquisitions of DBO Partners, Stamford Partners LLP and Cornerstone Macro, or other similar matters.
Forward-looking statements involve inherent risks and uncertainties, both known and unknown, and important factors could cause actual results to differ materially from those anticipated or discussed in the forward-looking statements. These risks, uncertainties and important factors include, but are not limited to, the following:
•revenues from corporate advisory (i.e., M&A) engagements and equity and debt financings may vary materially depending on the number, size, and timing of completed transactions, and completed transactions do not generally provide for subsequent engagements;
•the expected benefits of our recently completed acquisitions of DBO Partners, Stamford Partners LLP and Cornerstone Macro may take longer than anticipated to achieve or may not be achieved in their entirety or at all, and will in part depend on our ability to retain and hire key personnel, and the costs or difficulties relating to the combination of the businesses may be greater than expected and may adversely affect our results of operations;
•market, geopolitical and economic conditions or developments may be unfavorable, including in specific sectors in which we operate, and these conditions or developments, such as market fluctuations or volatility, may adversely affect our business, revenue levels and profitability;
•the volume of anticipated transactions – including corporate advisory (i.e., M&A), equity financing, and debt financing – and the corresponding revenues from the transactions may vary from quarter to quarter significantly, particularly if there is a decline in macroeconomic conditions or the financial markets;
•interest rate volatility, especially if the changes are rapid or severe, could negatively impact our fixed income institutional business and the negative impact could be exaggerated by reduced liquidity in the fixed income markets; and
•our stock price may fluctuate as a result of several factors, including but not limited to, changes in our revenues and operating results.
A further listing and description of these and other risks, uncertainties and important factors can be found in the sections titled "Risk Factors" in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2021 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Part II, Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2021, and updated in our subsequent reports filed with the SEC (available at our Web site at www.pipersandler.com and at the SEC Web site at www.sec.gov).
Forward-looking statements speak only as of the date they are made, and readers are cautioned not to place undue reliance on them. We undertake no obligation to update them in light of new information or future events.
###

Piper Sandler Companies
Preliminary Results of Operations (U.S. GAAP – Unaudited)

	Three Months Ended			Percent Inc/(Dec)		Nine Months Ended
(Amounts in thousands, except per share data)	Sept. 30,	June 30,	Sept. 30,	3Q '22	3Q '22	Sept. 30,	Sept. 30,	Percent
	2022	2022	2021	vs. 2Q '22	vs. 3Q '21	2022	2021	Inc/(Dec)
Revenues:
Investment banking	$241,427	$234,132	$335,603	3.1%	(28.1)%	$733,061	$1,018,824	(28.0)%
Institutional brokerage	89,711	104,942	90,099	(14.5)	(0.4)	299,215	295,417	1.3
Interest income	5,454	4,536	1,485	20.2	267.3	13,846	5,215	165.5
Investment income/(loss)	(2,190)	10,936	21,046	N/M	N/M	(4,328)	71,508	N/M
Total revenues	334,402	354,546	448,233	(5.7)	(25.4)	1,041,794	1,390,964	(25.1)

Interest expense	2,649	2,355	2,668	12.5	(0.7)	7,205	8,144	(11.5)

Net revenues	331,753	352,191	445,565	(5.8)	(25.5)	1,034,589	1,382,820	(25.2)

Non-interest expenses:
Compensation and benefits	232,966	239,917	301,859	(2.9)	(22.8)	720,782	907,439	(20.6)
Outside services	13,399	14,429	10,736	(7.1)	24.8	39,004	29,004	34.5
Occupancy and equipment	16,759	15,562	14,483	7.7	15.7	46,857	42,225	11.0
Communications	12,464	13,215	10,623	(5.7)	17.3	38,104	32,457	17.4
Marketing and business development	11,704	12,238	5,552	(4.4)	110.8	32,574	12,733	155.8
Deal-related expenses	8,017	8,308	10,975	(3.5)	(27.0)	21,869	32,116	(31.9)
Trade execution and clearance	5,155	5,891	3,637	(12.5)	41.7	15,081	12,024	25.4
Restructuring and integration costs	6,467	1,609	314	301.9	N/M	9,323	3,882	140.2
Intangible asset amortization	3,769	3,393	7,520	11.1	(49.9)	10,083	22,560	(55.3)
Other operating expenses	2,151	469	4,156	358.6	(48.2)	9,213	15,743	(41.5)
Total non-interest expenses	312,851	315,031	369,855	(0.7)	(15.4)	942,890	1,110,183	(15.1)

Income before income tax expense	18,902	37,160	75,710	(49.1)	(75.0)	91,699	272,637	(66.4)

Income tax expense	8,169	9,385	23,512	(13.0)	(65.3)	28,533	67,852	(57.9)

Net income	10,733	27,775	52,198	(61.4)	(79.4)	63,166	204,785	(69.2)

Net income/(loss) applicable to noncontrolling interests	(3,799)	6,385	6,477	N/M	N/M	(9,407)	39,784	N/M

Net income applicable to Piper Sandler Companies	$14,532	$21,390	$45,721	(32.1)%	(68.2)%	$72,573	$165,001	(56.0)%

Earnings per common share
Basic	$1.05	$1.53	$3.22	(31.4)%	(67.4)%	$5.15	$11.53	(55.3)%
Diluted	$0.87	$1.26	$2.68	(31.0)%	(67.5)%	$4.27	$9.81	(56.5)%

Dividends declared per common share	$0.60	$0.60	$0.55	—%	9.1%	$6.30	$3.25	93.8%

Weighted average common shares outstanding
Basic	13,775	14,018	14,213	(1.7)%	(3.1)%	14,089	14,314	(1.6)%
Diluted	16,733	16,920	17,047	(1.1)%	(1.8)%	16,980	16,821	0.9%
N/M — Not meaningful

Piper Sandler Companies
Preliminary Selected Summary Financial Information (Non-GAAP – Unaudited) (1)

	Three Months Ended			Percent Inc/(Dec)		Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	3Q '22	3Q '22	Sept. 30,	Sept. 30,	Percent
(Amounts in thousands, except per share data)	2022	2022	2021	vs. 2Q '22	vs. 3Q '21	2022	2021	Inc/(Dec)
Revenues:
Investment banking	$241,427	$234,132	$335,603	3.1%	(28.1)%	$733,061	$1,018,824	(28.0)%
Institutional brokerage	89,711	104,942	90,099	(14.5)	(0.4)	299,215	295,417	1.3
Interest income	5,454	4,536	1,485	20.2	267.3	13,846	5,215	165.5
Investment income/(loss)	(162)	2,762	13,593	N/M	N/M	(951)	28,720	N/M
Total revenues	336,430	346,372	440,780	(2.9)	(23.7)	1,045,171	1,348,176	(22.5)

Interest expense	1,024	730	450	40.3	127.6	2,330	1,422	63.9

Adjusted net revenues (2)	$335,406	$345,642	$440,330	(3.0)%	(23.8)%	$1,042,841	$1,346,754	(22.6)%

Non-interest expenses:
Adjusted compensation and benefits (3)	$209,611	$216,787	$265,120	(3.3)%	(20.9)%	$652,519	$818,223	(20.3)%
Ratio of adjusted compensation and benefits to adjusted net revenues	62.5%	62.7%	60.2%			62.6%	60.8%

Adjusted non-compensation expenses (4)	$67,878	$68,323	$59,186	(0.7)%	14.7%	$196,672	$173,298	13.5%
Ratio of adjusted non-compensation expenses to adjusted net revenues	20.2%	19.8%	13.4%			18.9%	12.9%

Adjusted operating income (5)	$57,917	$60,532	$116,024	(4.3)%	(50.1)%	$193,650	$355,233	(45.5)%
Adjusted operating margin (6)	17.3%	17.5%	26.3%			18.6%	26.4%

Interest expense on long-term financing	1,625	1,625	2,218	—	(26.7)	4,875	6,722	(27.5)

Adjusted income before adjusted income tax expense (7)	$56,292	$58,907	$113,806	(4.4)%	(50.5)%	$188,775	$348,511	(45.8)%

Adjusted income tax expense (8)	15,434	14,841	30,992	4.0	(50.2)	47,297	91,649	(48.4)

Adjusted net income (9)	$40,858	$44,066	$82,814	(7.3)%	(50.7)%	$141,478	$256,862	(44.9)%
Adjusted effective tax rate (10)	27.4%	25.2%	27.2%			25.1%	26.3%

Adjusted earnings per diluted common share	$2.32	$2.47	$4.55	(6.1)%	(49.0)%	$7.93	$14.08	(43.7)%

Adjusted weighted average diluted common shares outstanding (11)	17,586	17,857	18,192	(1.5)%	(3.3)%	17,851	18,237	(2.1)%
N/M — Not meaningful
This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."

Piper Sandler Companies
Reconciliation of U.S. GAAP to Selected Summary Financial Information (1) (Unaudited)

	Three Months Ended			Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept. 30,
(Amounts in thousands, except per share data)	2022	2022	2021	2022	2021
Net revenues:
Net revenues – U.S. GAAP basis	$331,753	$352,191	$445,565	$1,034,589	$1,382,820
Adjustments:
Revenue related to noncontrolling interests (12)	2,028	(8,174)	(7,453)	3,377	(42,788)
Interest expense on long-term financing	1,625	1,625	2,218	4,875	6,722
Adjusted net revenues	$335,406	$345,642	$440,330	$1,042,841	$1,346,754

Compensation and benefits:
Compensation and benefits – U.S. GAAP basis	$232,966	$239,917	$301,859	$720,782	$907,439
Adjustment:
Compensation from acquisition-related agreements	(23,355)	(23,130)	(36,739)	(68,263)	(89,216)
Adjusted compensation and benefits	$209,611	$216,787	$265,120	$652,519	$818,223

Non-compensation expenses:
Non-compensation expenses – U.S. GAAP basis	$79,885	$75,114	$67,996	$222,108	$202,744
Adjustments:
Non-compensation expenses related to noncontrolling interests (12)	(1,771)	(1,789)	(976)	(6,030)	(3,004)
Acquisition-related restructuring and integration costs	(6,467)	(1,609)	(314)	(9,323)	(3,882)
Amortization of intangible assets related to acquisitions	(3,769)	(3,393)	(7,520)	(10,083)	(22,560)
Adjusted non-compensation expenses	$67,878	$68,323	$59,186	$196,672	$173,298

Income before income tax expense:
Income before income tax expense – U.S. GAAP basis	$18,902	$37,160	$75,710	$91,699	$272,637
Adjustments:
Revenue related to noncontrolling interests (12)	2,028	(8,174)	(7,453)	3,377	(42,788)
Interest expense on long-term financing	1,625	1,625	2,218	4,875	6,722
Non-compensation expenses related to noncontrolling interests (12)	1,771	1,789	976	6,030	3,004
Compensation from acquisition-related agreements	23,355	23,130	36,739	68,263	89,216
Acquisition-related restructuring and integration costs	6,467	1,609	314	9,323	3,882
Amortization of intangible assets related to acquisitions	3,769	3,393	7,520	10,083	22,560
Adjusted operating income	$57,917	$60,532	$116,024	$193,650	$355,233
Interest expense on long-term financing	(1,625)	(1,625)	(2,218)	(4,875)	(6,722)
Adjusted income before adjusted income tax expense	$56,292	$58,907	$113,806	$188,775	$348,511

Income tax expense:
Income tax expense – U.S. GAAP basis	$8,169	$9,385	$23,512	$28,533	$67,852
Tax effect of adjustments:
Compensation from acquisition-related agreements	4,981	4,470	5,793	14,485	17,998
Acquisition-related restructuring and integration costs	1,483	176	78	1,926	972
Amortization of intangible assets related to acquisitions	801	810	1,609	2,353	4,827
Adjusted income tax expense	$15,434	$14,841	$30,992	$47,297	$91,649

Continued on next page

Piper Sandler Companies
Reconciliation of U.S. GAAP to Selected Summary Financial Information (1) (Unaudited)

	Three Months Ended			Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept. 30,
(Amounts in thousands, except per share data)	2022	2022	2021	2022	2021
Net income applicable to Piper Sandler Companies:
Net income applicable to Piper Sandler Companies – U.S. GAAP basis	$14,532	$21,390	$45,721	$72,573	$165,001
Adjustments:
Compensation from acquisition-related agreements	18,374	18,660	30,946	53,778	71,218
Acquisition-related restructuring and integration costs	4,984	1,433	236	7,397	2,910
Amortization of intangible assets related to acquisitions	2,968	2,583	5,911	7,730	17,733
Adjusted net income	$40,858	$44,066	$82,814	$141,478	$256,862

Earnings per diluted common share:
Earnings per diluted common share – U.S. GAAP basis	$0.87	$1.26	$2.68	$4.27	$9.81
Adjustment for inclusion of unvested acquisition-related stock	(0.12)	(0.14)	(0.31)	(0.41)	(1.19)
	$0.75	$1.12	$2.37	$3.86	$8.62
Adjustments:
Compensation from acquisition-related agreements	1.09	1.11	1.82	3.17	4.23
Acquisition-related restructuring and integration costs	0.30	0.08	0.01	0.44	0.17
Amortization of intangible assets related to acquisitions	0.18	0.16	0.35	0.46	1.06
Adjusted earnings per diluted common share	$2.32	$2.47	$4.55	$7.93	$14.08

Weighted average diluted common shares outstanding:
Weighted average diluted common shares outstanding – U.S. GAAP basis	16,733	16,920	17,047	16,980	16,821
Adjustment:
Unvested acquisition-related restricted stock with service conditions	853	937	1,145	871	1,416
Adjusted weighted average diluted common shares outstanding	17,586	17,857	18,192	17,851	18,237

This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP.

Piper Sandler Companies
Notes to Non-GAAP Financial Schedules
(1)Selected Summary Financial Information are non-GAAP measures. Management believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods.
(2)A non-GAAP measure which excludes (a) revenues related to noncontrolling interests (see (12) below) and (b) interest expense on long-term financing.
(3)A non-GAAP measure which excludes compensation expenses from acquisition-related agreements.
(4)A non-GAAP measure which excludes (a) non-compensation expenses related to noncontrolling interests (see (12) below), (b) acquisition-related restructuring and integration costs and (c) amortization of intangible assets related to acquisitions.
(5)A non-GAAP measure which excludes (a) revenues and expenses related to noncontrolling interests (see (12) below), (b) interest expense on long-term financing, (c) compensation expenses from acquisition-related agreements, (d) acquisition-related restructuring and integration costs and (e) amortization of intangible assets related to acquisitions.
(6)A non-GAAP measure which represents adjusted operating income as a percentage of adjusted net revenues.
(7)A non-GAAP measure which excludes (a) revenues and expenses related to noncontrolling interests (see (12) below), (b) compensation expenses from acquisition-related agreements, (c) acquisition-related restructuring and integration costs and (d) amortization of intangible assets related to acquisitions.
(8)A non-GAAP measure which excludes the income tax benefit from (a) compensation expenses from acquisition-related agreements, (b) acquisition-related restructuring and integration costs and (c) amortization of intangible assets related to acquisitions.
(9)A non-GAAP measure which represents net income earned by Piper Sandler Companies excluding (a) compensation expenses from acquisition-related agreements, (b) acquisition-related restructuring and integration costs, (c) amortization of intangible assets related to acquisitions and (d) the income tax expense allocated to the adjustments.
(10)A non-GAAP measure which is computed based on a quotient, the numerator of which is adjusted income tax expense and the denominator of which is adjusted income before adjusted income tax expense.
(11)A non-GAAP measure which assumes the vesting of acquisition-related restricted stock with service conditions.
(12)Noncontrolling interests include revenue and expenses from consolidated alternative asset management entities that are not attributable, either directly or indirectly, to Piper Sandler Companies.